As filed with the Securities and Exchange Commission on January 29, 1999
                                                   Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                              ENGELHARD CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                  22-1586002
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)
   101 Wood Avenue, Iselin, New Jersey                    08830
(Address of principal executive offices)               (Zip Code)

                  ENGELHARD CORPORATION SAVINGS PLAN FOR HOURLY
                    EMPLOYEES OF ATTAPULGUS, GEORGIA FACILITY
                            (Full title of the plan)
                               -------------------
                             ARTHUR A. DORNBUSCH, II
                  Vice President, General Counsel and Secretary
                              Engelhard Corporation
                                 101 Wood Avenue
                                Iselin, NJ 08830
                     (Name and address of agent for service)
                                 (732) 205-5000
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                               John Schuster, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                               -------------------

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
  Title of Securities to      Amount to be        Proposed Maximum            Proposed Maximum             Amount of
    be Registered (1)        Registered (2)      Offering Price Per       Aggregate Offering Price     Registration Fee
                                                      Share (3)                     (3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock,
($1 par value)               100,000 Shares           $19.6875                 $1,968,750.00                $547.32

===========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(3) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933, as amended. Estimate is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on January 27, 1999.

===========================================================================================================================

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (3) The Registrant's Current Report on Form 8-K dated October 29, 1998;

     (4) The section entitled "Description of Capital Stock" contained in the Registrant's Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-59719), filed on August 26, 1998 and the Registration Statement on Form 8-A, filed on October 29, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, as amended July 1, 1997 ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and/or amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudi-cation of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also states that the indemnification provided for in such Section shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the Corporation would have the power to indemnify such person against such liabilities under Section 145.

     Articles NINTH and TENTH of the Registrant's Restated Certificate of Incorporation provide that to the fullest extent permitted by Delaware law, no director of the Registrant will be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. In accordance with Delaware law, the Registrant's Restated Certificate of Incorporation provides that the directors will be liable to the Registrant, (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of the provision in the Restated Certificate of Incorporation is to eliminate the rights of the Registrant and its shareholders (including through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. These provisions do not alter the liability of directors under federal securities laws. In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

4.1 Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10, as amended on Form 8-K filed with the Securities and Exchange Commission on May 19, 1981).

4.2 By-Laws as amended September 17, 1981 (incorporated by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1981).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10-K for the year ended December 31, 1987).

4.4 Article XVII of the Registrant's By-Laws as amended May 2, 1988 (incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 21, 1988).

4.5 Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 1993).

4.6 Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 1996).

4.7 By-Laws as amended June 12, 1997 (incorporated by reference to the Registrant's Form 10-Q for the quarter ended June 30, 1997).

4.8 Form of Rights Agreement dated as of October 1, 1998 between the Registrant and ChaseMellon Shareholder Services, LLC (filed as Exhibit 1 to Registration Statement on Form 8-A filed October 29, 1998 and incorporated herein by reference).

4.9  Article II of the Registrant's By-Laws as amended December 17, 1998.

5 Opinion of Cahill Gordon & Reindel regarding legality of securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Cahill Gordon & Reindel - contained in the opinion filed as
     Exhibit 5.

24   Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (5) To submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and make all changes required by the Internal Revenue Service in order to qualify the Plan.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Iselin, State of New Jersey, on January 29, 1999.

                                ENGELHARD CORPORATION



                                By:  /S/THOMAS P. FITZPATRICK
                                     -----------------------------------------
                                     Thomas P. Fitzpatrick
                                     Senior Vice President and Chief Financial
                                         Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                            Date
---------                                   -----                                            ----

                 *                          Chairman, Chief Executive Officer and            January 29, 1999
---------------------------------           Director (Principal Executive Officer)
Orin R. Smith

/S/THOMAS P. FITZPATRICK                    Senior Vice President and Chief Financial        January 29, 1999
---------------------------------           Officer (Principal Operating Officer)
Thomas P. Fitzpatrick

/S/DAVID C. WAJSGRAS                        Controller (Principal Accounting Officer)        January 29, 1999
---------------------------------
David C. Wajsgras

                 *                          Director                                         January 29, 1999
---------------------------------
Linda G. Alvarado

                 *                          Director                                         January 29, 1999
---------------------------------
Marion H. Antonini

                 *                          Director                                         January 29, 1999
---------------------------------
Anthony W. Lea

                 *                          Director                                         January 29, 1999
---------------------------------
William R. Loomis, Jr.

                 *                          Director                                         January 29, 1999
---------------------------------
James V. Napier


                                      S-2


                 *                          Director                                         January 29, 1999
---------------------------------
Norma T. Pace

                 *                          Director                                         January 29, 1999
---------------------------------
Barry W. Perry

                 *                          Director                                         January 29, 1999
---------------------------------
Reuben F. Richards

                 *                          Director                                         January 29, 1999
---------------------------------
Henry R. Slack

                 *                          Director                                         January 29, 1999
---------------------------------
Douglas G. Watson

-----------------------

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.


                                           By:  /S/ARTHUR A. DORNBUSCH, II
                                                ------------------------------
                                                Arthur A. Dornbusch, II
                                                Attorney-in-fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Pension and Employee Benefit Plans Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Iselin, State of New Jersey, on January 29, 1999.

                                        ENGELHARD CORPORATION SAVINGS
                                          PLAN FOR HOURLY PAID EMPLOYEES
                                          OF ATTAPULGUS, GEORGIA FACILITY


                                        By:  /S/ARTHUR A. DORNBUSCH, II
                                             --------------------------------
                                             Arthur A. Dornbusch, II
                                             Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons as members of the Pension and Employee Benefit Plans Committee on January 29, 1999.

Signature

                  *                         January 29, 1999
---------------------------------
Linda G. Alvarado

                  *                         January 29, 1999
---------------------------------
Marion H. Antonini

                  *                         January 29, 1999
---------------------------------
William R. Loomis, Jr.

                  *                         January 29, 1999
---------------------------------
James V. Napier

                  *                         January 29, 1999
---------------------------------
Norma T. Pace

                  *                         January 29, 1999
---------------------------------
Barry W. Perry

                  *                         January 29, 1999
---------------------------------
Orin R. Smith

                  *                         January 29, 1999
---------------------------------
Anthony W. Lea

-----------------------

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated members of the Pension and Employee Benefit Plans Committee pursuant to powers of attorney, executed on behalf of each such member.

                                       By:  /S/ARTHUR A. DORNBUSCH, II
                                            ---------------------------------
                                            Arthur A. Dornbusch, II
                                            Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit

4.1 Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10, as amended on Form 8-K filed with the Securities and Exchange Commission on May 19, 1981).

4.2 By-Laws as amended September 17, 1981 (incorporated by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1981).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10-K for the year ended December 31, 1987).

4.4 Article XVII of the Registrant's By-Laws as amended May 2, 1988 (incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 21, 1988).

4.5 Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 1993).

4.6 Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 1996).

4.7 By-Laws as amended June 12, 1997 (incorporated by reference to the Registrant's Form 10-Q for the quarter ended June 30, 1997).

4.8 Form of Rights Agreement dated as of October 1, 1998 between the Registrant and ChaseMellon Shareholder Services, LLC (filed as Exhibit 1 to Registration Statement on Form 8-A filed October 29, 1998 and incorporated herein by reference).

4.9  Article II of the Registrant's By-Laws as amended December 17, 1998.

5 Opinion of Cahill Gordon & Reindel regarding legality of securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Cahill Gordon & Reindel - contained in the opinion filed as
     Exhibit 5.

24   Powers of Attorney.